Exhibit 99.1

101 JFK Parkway, Short Hills, NJ 07078
news release
Contact: Marianne Wade (973) 924-5100
investorrelations@investorsbank.com

Investors Bank Announces Organizational Changes

Short Hills, N.J. - (PRNewswire) - December 7, 2018 - Investors Bancorp, Inc. (NASDAQ: ISBC) (“Company”) announced that Paul Kalamaras has been appointed Executive Vice President and Chief Risk Officer of the Company and Investors Bank (“Bank”). Mr. Kalamaras previously served as Executive Vice President and Chief Retail Banking Officer of the Company and the Bank since 2010.

Bill Brown has been appointed Chief Retail Banking Officer of the Company and the Bank. Mr. Brown joined the Bank in August 2017 as Senior Vice President of Retail Banking and since then has been integral to the Company’s Retail Banking unit. His retail experience in the New Jersey and New York markets will continue to broaden the Bank’s relationships with consumers, businesses, nonprofits and its communities.

About the Company
Investors Bancorp, Inc. is the holding company for Investors Bank, which as of September 30, 2018 operates from its corporate headquarters in Short Hills, New Jersey with approximately $25.52 billion in assets and 151 branches located throughout New Jersey and New York.

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